Exhibit 1.1

NEWELL BRANDS INC.

$500,000,000 4.875% Notes Due 2025

Underwriting Agreement

May 20, 2020

J.P. Morgan Securities LLC

As Representative

of the several Underwriters

named in Schedule II hereto

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Newell Brands Inc., a Delaware corporation (the “Company”), proposes to sell, severally and not jointly, to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), the principal amount of its 4.875% Notes Due 2025 (the “Securities”), to be issued under the indenture (the “Indenture”) dated as of November 19, 2014, by and between Newell Brands Inc. (formerly known as “Newell Rubbermaid Inc.”) and U.S. Bank National Association, as trustee (the “Trustee”), relating to senior debt securities and the officers’ certificate thereunder establishing the terms of the Securities (the “Officers’ Certificate”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (No. 333-238122) for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering of such Securities from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”). Such registration statement has become effective, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement, as used with respect to the Securities, including the information deemed a part thereof pursuant to Rule 430B(f)(1) under the 1933 Act, on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such Section applies to the Company and the Underwriters for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”), including the schedules and exhibits thereto and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 at the Effective Date, is hereinafter referred to as the “Registration Statement”; the base prospectus relating to the Securities in the form in which it has most recently been filed with the SEC on or prior to the date hereof is hereinafter referred to as the “Basic Prospectus”; the Basic Prospectus as amended and supplemented by a preliminary prospectus supplement relating to the Securities and as further amended and supplemented immediately prior to the time set forth on Schedule I as the “Applicable Time” (the “Applicable Time”) is hereinafter referred to as the “Pricing Prospectus”; the Basic Prospectus as amended or supplemented in final form, which is filed with the SEC pursuant to Rule 424(b) under the 1933 Act with respect to the Securities is hereinafter referred to as the “Final Supplemented Prospectus”; any reference herein to the Basic Prospectus, any Pricing Prospectus or any Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, any Pricing Prospectus or any Final Supplemented Prospectus shall be deemed to refer to and include any documents filed after the date of such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The Pricing Prospectus and any Permitted Free Writing Prospectus (as defined in Section 4 hereof) listed on Annex A hereto, taken together, is hereinafter referred to as the “Pricing Disclosure Package.”

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

1. Representations and Warranties.

(a) Representations and Warranties. The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Date (as defined below) (each of the Closing Date and the date hereof being referred to as a “Representation Date”), as follows:

(i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(ii) Subsidiaries. Each subsidiary of the Company that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation (or, in the case of a Significant Subsidiary that is not a corporation, duly formed or organized, as the case may be, as the applicable type of entity) in good standing under the laws of the jurisdiction of its incorporation (or, if applicable, formation or organization), has the power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus and is duly qualified as a foreign corporation (or applicable type of entity) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or, in the case of a Significant Subsidiary that is not a corporation, the partnership, membership, joint venture or other ownership or equity interests), owned directly or indirectly by the Company, of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is so owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(iii) Registration Statement and Prospectus. The Company has filed with the SEC the Registration Statement, including the Basic Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. Such Registration Statement became effective upon filing, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the 1933 Act are pending or, to the Company’s knowledge, threatened by the SEC. The Company has filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the Securities Act, the Pricing Prospectus relating to the Securities. The Company will file with the SEC the Final Supplemented Prospectus relating to the Securities in accordance with Rule 424(b) under the Securities Act. The Registration Statement complies and the Final Supplemented Prospectus will comply, and any further amendments or supplements thereto, when any such amendments become effective or supplements are filed with the SEC, as the case may be, will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the “1939 Act Regulations”), and the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus do not and will not, (A) as of the Effective Date as to the Registration Statement and any amendment thereto, (B) as of the Applicable Time as to the Pricing Disclosure Package and (C) as of the date of the Final Supplemented Prospectus as to the Final Supplemented Prospectus or as of the date when any supplement is filed as to the Final Supplemented Prospectus as further supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the case of the Registration Statement and any amendment thereto, and, in the light of the circumstances under which they were made, not misleading in the case of the Pricing Disclosure Package and the Final Supplemented Prospectus as further supplemented; except that the Company makes no representations or warranties with respect to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act or (2) statements or omissions made in a Permitted Free Writing Prospectus, the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such on Section C of Schedule I hereof (the “Underwriter Information”). Each Permitted Free Writing Prospectus does not include anything that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to any statement or omissions made in a Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information. The Pricing Disclosure Package and each electronic road show, when taken together as a whole with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information.

(iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Pricing Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and as of such time of filing, when read together with the Pricing Prospectus and any Permitted Free Writing Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Supplemented Prospectus or any further amendment or supplement thereto, when such documents are filed with the SEC, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and when read together with the Final Supplemented Prospectus as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) Well Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the 1933 Act, and (D) at the Applicable Time (with such date being used as the determination date for purposes of this clause (D)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act. The Company agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(vi) Accountants. PricewaterhouseCoopers LLP, who audited certain financial statements of the Company and its consolidated subsidiaries, was, at the time of such audit, an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and under the applicable rules and regulations of the Public Company Accounting Oversight Board.

(vii) Financial Statements / Non-GAAP Disclosure. The historical financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Final Supplemented Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Final Supplemented Prospectus, such historical financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus. All disclosures included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Final Supplemented Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(viii) Authorization and Validity of this Agreement, the Indenture and the Securities. This Agreement has been duly and validly authorized, executed and delivered by the Company; the Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles; the Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Indenture, the Officers’ Certificate and the Company Order required under Sections 301 and 303 of the Indenture, respectively, against payment of the consideration therefor specified in the Pricing Disclosure Package and the Final Supplemented Prospectus, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles; the Securities and the Indenture will be substantially in the form heretofore delivered to the Underwriters, and each holder of the Securities will be entitled to the benefits provided by the Indenture.

(ix) Material Changes or Material Transactions. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the management, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, including a material adverse change to net current assets or stockholders equity, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries that are material to the Company and its subsidiaries considered as one enterprise, other than those in the ordinary course of business, and (C) except for regular dividends on the Company’s common stock in amounts per share that are consistent with past practices or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and there has been no material increase in principal amount of short or long-term debt.

(x) Description of the Securities and the Indenture. The Indenture has been qualified under the 1939 Act. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Final Supplemented Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xi) No Defaults. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws (or, in the case of a Significant Subsidiary that is not a corporation, the provisions of the governing or organizational documents, as the case may be, applicable to such Significant Subsidiary) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except when such default would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the issuance and sale of the Securities, the compliance by the Company with its obligations hereunder and thereunder and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in each of the Pricing Disclosure Package and the Final Supplemented Prospectus under the caption “Use of Proceeds”), will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries (or, in the case of a Significant Subsidiary that is not a corporation, the provisions of the governing or organizational documents, as the case may be, applicable to such Significant Subsidiary) or any law, administrative regulation or administrative or court order or decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company.

(xii) Catastrophic Events. The Company has not sustained a loss on account of fire, flood, accident, terrorism or other calamity which materially and adversely affects the business of the Company and its subsidiaries taken as a whole, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, regardless of whether or not such loss shall have been insured.

(xiii) Legal Proceedings; Contracts; Summary of Matters of Law. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which will, in the opinion of the Company, result in any Material Adverse Effect, or which will materially and adversely affect the performance by the Company of its obligations under this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference. The statements in each of the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus under the headings “Certain Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Consequences,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(xiv) Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, and other than as described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s or any of its subsidiaries’ knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws

(xv) Compliance with ERISA. Except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) for which the notice requirement has not been waived by the Pension Benefit Guarantee Corporation has occurred or is reasonably expected to occur (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(xvi) Taxes. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, (i) the Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and (ii) there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(xvii) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in connection with their businesses, and in the last three years there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or, to the knowledge of the Company and its subsidiaries, investigations related to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xviii) No Authorization, Approval or Consent Required. No authorization, approval, consent, order, certificate, permit or decree of any court or governmental agency or body, including, without limitation, the SEC, is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or in connection with the sale of the Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities (“Blue Sky”) laws.

(xix) Inapplicability of Investment Company Act of 1940. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Pricing Disclosure Package and the Final Supplemented Prospectus, will not be an “investment company” or “business development company” within the meaning of the Investment Company Act of 1940, as amended, including the rules and regulations related thereto.

(xx) Commodity Exchange Act. The Securities, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Indenture and the Officers’ Certificate, will be excluded or exempted under the provisions of the Commodity Exchange Act.

(xxi) Anti-Bribery Compliance. (i) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the U.K. Bribery Act 2010,

each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder as amended, including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making or taking an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office or (iii) making, offering, agreeing, requesting or taking an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act 2010 and similar laws of any other relevant jurisdiction, and the rules or regulations thereunder and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xxii) Anti-Money Laundering Compliance. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxiii) Sanctions Compliance. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union or any member state of the European Union, Her Majesty’s Treasury of the United Kingdom (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”). Except to the extent licensed by OFAC or the U.S. Department of State or otherwise permitted under applicable law (a) neither the Company nor any of its subsidiaries is located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”) and (b) the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, (iii) to fund or facilitate any dealings with, in, or concerning Venezuela or (iv) or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, except for prior conduct that would be de minimis, the Company and its subsidiaries have not engaged in, are not now engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxiv) Internal Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, the Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, there is no material weakness in the Company’s and its subsidiaries’ internal control over financial reporting. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, there are no significant deficiencies in the Company’s and its subsidiaries’ internal control over financial reporting that, individually or the aggregate, would rise to the level of a material weakness. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, since the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company and its subsidiaries internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company and its subsidiaries’ internal control over financial reporting. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are effective. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxv) Issuer Status. At the determination date for purposes of the Securities within the meaning of Rule 164(h) under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(xxvi) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(xxvii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxviii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to an Underwriter or to counsel for the Underwriters in connection with the offering or sale of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters may engage the services of any other broker or dealer in connection with the resale of any of the Securities purchased by them and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five (5) business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds. Delivery of the Securities shall be made at such location as the Representative shall reasonably designate at least one (1) business day in advance of the Closing Date and payment for the Securities shall be made at the office specified in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such denominations as the Representative may request not less than two (2) full business days in advance of the Closing Date. The Company agrees to have the Securities available for inspection and checking by the Representative in New York, New York, not later than 2:00 p.m., New York time, on the business day prior to the Closing Date. As used herein, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Underwriters’ Securities as soon as in the Representative’ judgment is advisable. The terms of the public offering of the Underwriters’ Securities are set forth in the Pricing Disclosure Package and the Final Supplemented Prospectus.

4. Free Writing Prospectuses.

(a) The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than each “free writing prospectus” set forth on Annex A hereto or subsequently consented to in writing by the Representative (each, a “Permitted Free Writing Prospectus”).

(b) Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus, a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433, one or more term sheets relating to the Securities containing customary information, or one or more free writing prospectuses through customary Bloomberg distribution that do not contain substantive changes from or additions to the information contained in the Permitted Free Writing Prospectus attached hereto as Annex A.

(c) The Company agrees to prepare a pricing term sheet, substantially in the form attached hereto as Annex B, and approved by the Representative, and to file such pricing term sheet pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

(d) The Company has complied and will comply with the requirements of Rules 433 and 164 under the 1933 Act applicable to any free writing prospectus, including timely SEC filing where required, legending and record keeping.

(e) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representative, which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative, expressly for use therein.

(f) The Company agrees that if there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will (i) promptly notify the Representative so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to the Representative in such quantities as the Representative may reasonably request.

5. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Notice of Certain Events. The Company will notify the Underwriters immediately of (i) the filing and effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of the Final Supplemented Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Final Supplemented Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Final Supplemented Prospectus, including any document incorporated by reference therein, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Final Supplemented Prospectus or for additional information, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or pursuant to Section 8A of the 1933 Act. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using every reasonable effort to have such amendment or new registration statement declared effective as soon as practicable. In addition, after learning of either such event, the Company will forthwith notify the Underwriters if the rating assigned to any debt securities of the Company by any nationally recognized securities rating agency shall have been lowered, or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

(b) Notice of Certain Proposed Filings. The Company will give the Underwriters notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Securities, any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Final Supplemented Prospectus

(other than a supplement providing solely for the specification of the interest rates or formulas and issuance prices of the Securities sold pursuant hereto), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be.

(c) Copies of the Registration Statement and Prospectus. The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Final Supplemented Prospectus) as each Underwriter may reasonably request. The Company will furnish to each Underwriter as many copies of the Pricing Prospectus, any Permitted Free Writing Prospectus and the Final Supplemented Prospectus (as amended or supplemented) as each Underwriter shall reasonably request so long as the requesting Underwriter is required to deliver the Pricing Prospectus, any Permitted Free Writing Prospectus and the Final Supplemented Prospectus in connection with sales or solicitations of offers to purchase Securities. The Registration Statement, the Pricing Prospectus, any Permitted Free Writing Prospectus and the Final Supplemented Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Preparation of Prospectus Supplements. The Company will prepare, with respect to the Securities to be sold to the Underwriters pursuant to this Agreement, a Prospectus Supplement with respect to such Securities and will file such Prospectus Supplement pursuant to Rule 424(b) under the 1933 Act within the time period prescribed therefor under Rule 424(b).

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement and the Final Supplemented Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Supplemented Prospectus in order that the Final Supplemented Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Supplemented Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will immediately notify each Underwriter by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Securities or any resale thereof and, if so notified by the Company, each Underwriter shall forthwith promptly suspend such solicitation or resale and cease using the Prospectus as then amended or supplemented. The Company will, at its own expense, promptly prepare and file with the SEC, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Supplemented Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or other entity as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose or pursuant to Section 8A of the 1933 Act.

(h) Lock Up. The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until sixty (60) days after the Closing Date.

(i) Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) 1934 Act Filings. The Company, during the period when the Final Supplemented Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the SEC pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering of the Securities (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(l) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities from the Company shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained as of the date hereof and the Closing Date, and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof relating to such Securities, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a) Legal Opinions. The Underwriters shall have received the following legal opinions, dated as of the Closing Date, and otherwise in form and substance satisfactory to the Underwriters:

(i) Opinion of General Counsel of Company. The opinion of the General Counsel of the Company to the effect that:

(A) Each Significant Subsidiary organized under the laws of a U.S. jurisdiction is validly existing in good standing under the laws of the jurisdiction of its organization and, to such counsel’s knowledge, each of the Company and each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

(B) Each Significant Subsidiary has the power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the Pricing Disclosure Package and the Final Supplemented Prospectus.

(C) To such counsel’s knowledge, there are no legal or governmental proceedings before any court or governmental agency, authority or body or any arbitrator pending or threatened which are required to be disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, other than those disclosed therein.

(D) The execution and delivery by the Company of this Agreement, the Indenture and the Securities, the performance by the Company of its agreements herein and therein and the incurrence by the Company of the indebtedness to be evidenced by the Securities will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or by which any of them are bound or to which any property or assets of the Company or any such Significant Subsidiary is subject.

(E) The Company’s authorized and outstanding equity capitalization is as set forth in the Pricing Disclosure Package and the Final Supplemented Prospectus as of the date or dates indicated herein; and the Securities conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus.

(F) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Supplemented Prospectus, will not be, an “investment company” or a “business development company” within the meaning of the Investment Company Act of 1940, as amended, including the rules and regulations related thereto.

(G) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(H) Each document filed pursuant to the 1934 Act and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein) complied when filed or, if amended, when so amended, as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

(ii) Opinion of Company Counsel. The opinion of Jones Day, counsel to the Company, to the effect that:

(A) The Company is a corporation existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business and to own or lease its properties as described in the Pricing Disclosure Package and the Final Supplemented Prospectus, and to perform its obligations under the Underwriting Agreement, the Indenture and the Securities.

(B) The Company is qualified to do business and is in good standing as a foreign corporation under the laws of the State of Georgia.

(C) The Underwriting Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Company.

(D) The Indenture has been authorized by all necessary corporate action of, and executed and delivered by, the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(E) The Securities have been authorized by all necessary corporate action of, and executed by, the Company. When the Securities are authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Securities will have been validly issued and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

(F) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Underwriting Agreement by the Company, or in connection with the issuance or sale of the Securities by the Company to the Underwriters, except (i) such as have been obtained or made under (A) the Securities Act of 1933 and the rules and regulations thereunder, (B) the Securities Exchange Act of 1934 and the rules and regulations thereunder and (C) the Trust Indenture Act of 1939 and the rules and regulations thereunder or (ii) as may be required under state securities or “blue sky” laws.

(G) The (i) execution, delivery and performance by the Company of the Indenture and the Underwriting Agreement, (ii) issuance and sale of the Securities by the Company and (iii) compliance by the Company with the terms and provisions thereof, as applicable, will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal and state securities or “blue sky” laws, as to which we express no opinion in this paragraph), or any order or decree of any court, arbitrator or governmental agency that is binding upon the Company or its properties, or violate or result in a default under any of the terms and provisions of the Restated Certificate of Incorporation of the Company, as amended, or the By-laws of the Company, as amended, or any agreement to which the Company is a party or bound (this opinion being limited (x) to identified orders and decrees and identified agreements and (y) in that we express no opinion with respect to any violation or default (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based upon any cross default provision insofar as it relates to a violation of or default under an agreement not identified or (3) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

(H) The statements contained in the Pricing Disclosure Package and the Final Supplemented Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as such statements purport to summarize the terms of the Indenture and the Securities, present fair summaries thereof in all material respects.

(I) The Indenture is qualified under the 1939 Act.

(J) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act; if filing of the Final Supplemented Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Supplemented Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b).

(K) At each time it became effective, the Registration Statement (other than the financial statements and reports relating thereto, and related schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act), complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

(L) The Final Supplemented Prospectus (other than the financial statements and reports relating thereto, and related schedules and other financial information included or incorporated by reference therein or excluded therefrom), as of its date and the date hereof, complies as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the rules and regulations under each of those Acts.

(M) The Pricing Disclosure Package, as of the Applicable Time, complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the rules and regulations under each of those Acts.

(iii) Opinion of Counsel to the Underwriters. The opinion of Simpson Thacher & Bartlett LLP, counsel to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(iv) Reliance by Counsel. In rendering their opinion, the General Counsel of the Company and Jones Day may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware, New York and Illinois or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(v) Disclosure. In giving their opinions required by subsections (a)(i), (a)(ii) and (a)(iii) of this Section, the General Counsel of the Company, Jones Day and Simpson Thacher & Bartlett LLP, respectively, shall each additionally state that nothing has come to their attention that causes them to believe that the Registration Statement other than the financial statements and reports relating thereto, and related schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act), at each Effective Date and at the date hereof and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Pricing Disclosure Package at the Applicable Time (other than the financial statements and related schedules and other financial information included or incorporated by reference therein) and the Final Supplemented Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein), at the date hereof and at the Closing Date (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company hereby requests that counsel render the opinions provided for in Sections 6(a)(i) and 6(a)(ii) of this Agreement on its behalf.

(b) Officer’s Certificate. On the date hereof and on the Closing Date there shall not have been since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Underwriters shall have received a certificate or certificates of the chief financial officer, the treasurer or any assistant treasurer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied hereunder at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(c) On the date hereof and on the Closing Date, the Representative shall have received a certificate of the chief financial officer and chief accounting officer of the Company, in form and substance satisfactory to the Representative.

(d) Comfort Letter. The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representative, a letter, dated as of the Representation Date, and otherwise in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package and the Final Supplemented Prospectus.

(e) Bring-down Comfort Letters. On the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representative, a letter, dated as of the Closing Date, and otherwise in form and substance satisfactory to the Representative, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (c) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(f) Ratings. With respect to the purchase of the Securities by the Underwriters, none of Moody’s, S&P or Fitch shall have lowered its rating as to the Securities since the date on which the Company agreed to issue and sell the Securities nor, since such date, shall any of such rating agencies have publicly announced (other than a reaffirmation of a previous announcement) that it has under a surveillance or review with possible negative implications its rating of the Securities, except as publically announced prior to the date hereof.

(g) Additional Information. Prior to the Closing Date the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h) Ranking. The Securities are not junior or subordinated to any other indebtedness of the Company.

(i) Other Documents. On the date hereof and on the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company (in writing, or orally if promptly confirmed in writing) at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding the provision of an earnings statement set forth in Section 5(f) hereof, the provisions concerning payment of expenses set forth in Section 9 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof and the provisions concerning governing law and forum set forth in Section 15 hereof shall remain in effect.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York NY 10017, on the applicable Representation Date.

7. Reimbursement of Underwriters’ Expenses.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any preliminary prospectus relating to the Securities, the Pricing Prospectus, any Permitted Free Writing Prospectus, any issuer free writing prospectus or the information contained in the final term sheets required to be prepared and filed pursuant to Section 4(c) hereto or the Final Supplemented Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company further agrees to reimburse each such indemnified party, as incurred, for any and all legal or other expenses whatsoever (including fees and disbursements of counsel chosen by the Underwriters) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, and to reimburse expenses, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements described in Section C of Schedule I which appear in the Basic Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action or proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall retain counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action or proceeding for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s retention of counsel to represent the indemnified party in an action or proceeding, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or proceeding or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that in no event shall the indemnifying party be liable for the fees and expenses (which shall be reimbursed as they are incurred) of more than one separate counsel (plus any local counsel) representing the indemnified parties who are parties to such action or proceeding. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action, claim, or proceeding) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action, claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other hand from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Supplemented Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, and each director, officer, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Payment of Expenses. The Company, whether or not any sale of Securities is consummated, will pay all expenses incident to the performance of its obligations under this Agreement, including, (a) the preparation and filing of the Registration Statement and all amendments thereto and any Permitted Free Writing Prospectus, the Pricing Prospectus, the Final Supplemented Prospectus and any amendments or supplements thereto, (b) the preparation, filing and reproduction of this Agreement, (c) the preparation, printing or other reproduction, issuance and delivery of the Securities, including any fees and expenses relating to the use of book-entry Securities, (d) the fees and disbursements of the Company’s accountants and counsel, the Trustee and its counsel, and of any calculation agent, (e) the qualification of the Securities under state securities laws in accordance with the provisions of Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any legal investment survey, (f) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of any Permitted Free Writing Prospectus, the Pricing Prospectus, the Final Supplemented Prospectus and any amendments or supplements thereto, (g) the preparation, printing or other reproduction and delivery to the Underwriters of copies of the Indenture and all supplements and amendments thereto, (h) any fees charged by rating agencies for the rating of the Securities, (i) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. or listing on a securities exchange, (j) any advertising and other out-of-pocket expenses of the Underwriters incurred with the approval of the Company, (k) the cost of providing any CUSIP or other identification numbers for the Securities and (l) the fees and expenses of DTC (as defined in the Indenture) and any nominees thereof in connection with the Securities.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Supplemented Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Representations, Warranties and Agreements to Survive Delivery. The covenant regarding the provision of an earnings statement set forth in Section 5(f) hereof, the provisions concerning payment of expenses set forth in Section 9 hereof, the provisions concerning governing law and forum set forth in Section 15 hereof and all representations, warranties, agreements, indemnities and other statements of the Company or its officers set forth in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Underwriter or any controlling person of such Underwriter, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities. The provisions of Section 8 shall survive the termination or cancellation of this Agreement.

12. Termination of this Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to the Closing Date (i) if there shall have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Final Supplemented Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the date of this Agreement, there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering and delivery of the Securities, or (iii) if, since the date of this Agreement, trading in any securities of the Company shall have been suspended by the SEC or a national securities exchange or the over-the-counter markets, or if trading generally on the NASDAQ Stock Market, the New York Stock Exchange or the over-the-counter markets shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said Exchanges, the over-the-counter markets or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, or if a material disruption in commercial banking or securities settlement or clearance services in such country shall have occurred, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced (other than a reaffirmation of a previous announcement) since such date that it has under a surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the Representative’ attention any facts that would cause the Representative to reasonably believe that the Final Supplemented Prospectus, at the time it was required to be delivered to the Underwriters, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

13. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

Newell Brands Inc.

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Attention: General Counsel

Fax: (770) 677-8737

If to J.P. Morgan Securities LLC:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: David A. Dwyer

Fax: (212) 270-1063

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

14. Parties. This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy, claim or obligation under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of and binding upon the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

15. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST AN UNDERWRITER IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE CITY OF NEW YORK. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Binding Effect. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

18. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

*         *         *         *         *

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

NEWELL BRANDS INC.

By:	/s/ Brad Turner
Name:	Brad Turner
Title:	Chief Legal and Administrative Officer

The foregoing Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ David Dwyer
Name:	David Dwyer
Title:	Managing Director

For itself and as Representative of the

other several Underwriters named in

Schedule II to the foregoing Agreement.

SCHEDULE I

A.	Underwriting Agreement dated as of May 20, 2020

Registration Statement No.:	333-238122
Representative:	J.P. Morgan Securities LLC

B.

(1)	Title, Purchase Price and Description of Securities:

Title: 4.875% Notes due 2025

Principal amount: $500,000,000

Indenture: Indenture dated as of November 19, 2014 by and between Newell Brands Inc. (formerly known as “Newell Rubbermaid Inc.”) and U.S. Bank National Association, as Trustee.

Purchase price: 98.600% of principal amount, plus accrued interest, if any, from May 26, 2020 to the date of delivery.

Interest rate: 4.875%.

Sinking fund provisions: None

Optional Redemption Provisions: Make-Whole Call at any time at Treasury + 50 bps. Par call at any time on or after the date that is one month prior to the stated maturity of the Securities

Other provisions: Offer to purchase on change of control triggering event

Applicable Time: 4:30 p.m., New York time, May 20, 2020

Closing Date: May 26, 2020

Closing Location: At the offices of Simpson Thacher & Bartlett LLP in New York, New York

(2)	C. Information provided by or on behalf of the several Underwriters for purposes of Sections 1(a)(iii) and 8(b):

The third paragraph, the third sentence of the seventh paragraph and the eighth, ninth and tenth paragraphs under the caption “Underwriting” in the prospectus supplement.

SCHEDULE II

Underwriters	Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$250,000,000
Goldman Sachs & Co. LLC	150,000,000
Credit Suisse Securities (USA) LLC	50,000,000
Barclays Capital Inc.	25,000,000
BofA Securities, Inc.	25,000,000
$500,000,000

ANNEX A

Pricing term sheet in the form attached hereto as Annex B.

Electronic roadshow.

ANNEX B

NEWELL BRANDS INC.

$500,000,000

4.875% Notes due 2025 (the “Notes”)

Pricing Term Sheet

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the preliminary prospectus supplement, dated May 20, 2020 (the “Preliminary Prospectus Supplement”).

Issuer:	Newell Brands Inc.

Principal Amount:	$500,000,000

Denomination:	$2,000 x $1,000

Maturity Date:	June 1, 2025

Coupon:	4.875%

Interest Payment Dates:	June 1 and December 1, commencing December 1, 2020

Price to Public:	99.500%

Gross Proceeds:	$497,500,000

Net Proceeds to Issuer (Before Expenses)	$493,000,000

Benchmark Treasury:	0.375% due April 30, 2025

Spread to Benchmark Treasury:	T + 465 bps

Yield to Maturity:	4.989%

Optional Redemption:

At any time prior to the date that is one month prior to the stated maturity of the Notes, at a make whole price equal to the greater of (a) 100% of the principal amount or (b) discounted present value of principal and interest at Treasury Rate plus 50 basis points, plus accrued interest to but excluding the redemption date.

At any time on or after the date that is one month prior to the stated maturity of the Notes, we may redeem some or all of the notes at our option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued interest to but excluding the redemption date.

Change of Control:	If a change of control triggering event occurs, unless the Issuer has exercised its right to redeem the Notes as described under “Optional Redemption,” the Issuer will be required to offer to purchase the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

Expected Settlement Date:

May 26, 2020 (T+3)

The settlement date of the 2025 Notes of May 26, 2020 is the third business day following the trade date (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of this Term Sheet will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of this Term Sheet should consult their advisors.

CUSIPs/ISINs:	651229BB1 / US651229BB19

Ratings* (Moody’s, S&P, Fitch):	Ba1 / BB+ / BB

Joint Book-Running Managers:	J.P. Morgan Securities LLC Goldman Sachs & Co. LLC Credit Suisse Securities (USA) LLC Barclays Capital Inc. BofA Securities, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

*         *         *

Where similar language or information to that set forth above appears in the Preliminary Prospectus Supplement, that language or information is deemed modified accordingly as set forth above.

*         *         *

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 212-834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

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